BEAT THE BANK, LLC

a South Carolina limited liability company

SUBSCRIPTION AGREEMENT

THE PROMISSORY NOTES OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

1. SUBSCRIPTION.

(a)   The undersigned (“Purchaser”) hereby subscribes to become a holder (“Noteholder”) of promissory notes in Beat the Bank, LLC, a South Carolina limited liability company (the “Company”), and to purchase through his, her or its investment the amount of promissory notes (“Promissory Notes”) as indicated below, all in accordance with the terms and conditions of this Subscription Agreement, the Promissory Notes, the Articles of Organization (the “Articles”), and the Offering Circular (the “Offering Circular”).

(b)   The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to become a Noteholder and to be bound by all the terms and conditions of the Promissory Notes. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser, except as expressly provided in the terms and conditions of the actual Promissory Notes.

(c)   This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

(d)   Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser as a Noteholder, shareholder or secured creditor of the Company. This is an agreement only to purchase the Promissory Notes on a when issued basis; and the Purchaser will become a Noteholder (and not a shareholder or secured creditor) only after the Purchaser’s funds are duly transferred to the account of the Company and the Promissory Notes are issued thereupon to the Purchaser. Until such time, the Purchaser shall have only those rights as may be set forth in this Subscription Agreement.

(e)   The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Offering Circular, and the Promissory Notes. If Purchaser is deemed an Accredited Investor, the Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is an “Accredited Investor” as defined in Regulation D promulgated under the Act. If Purchaser is a non-accredited investor, the Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is sophisticated and meets the non-accredited suitability standards further outlined below, that will allow the investor to purchase Promissory Notes.

(f)    Each Purchaser’s Subscription Agreement will be accepted or rejected by the Company within fifteen (15) days or sooner, of its receipt. If a Purchaser’s funds have not been deposited into the account of the Company and the Purchaser has not been accepted as a Noteholder within fifteen (15) days of delivering the Subscription Agreement to the Company, the Company will automatically return the Purchaser his, her, or its funds and revoke the Subscription Agreement.

2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants, and agrees as follows:

(a)   I have received and read the Offering Circular and its Exhibits, including the terms and conditions of the Promissory Notes, and I am thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. I have relied solely upon the Offering Circular and independent investigations made by me or my representative with respect to the investment in Promissory Notes. No oral or written representations beyond the Offering Circular have been made or relied upon.

(b)  I have read and hereby acknowledge the terms of the Offering Circular and Promissory Note. By purchasing the Promissory Notes and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Promissory Notes.

(c)   I understand that the Company has limited financial and operating history. I have been furnished with such financial and other information concerning the Company, its management, and its business, as I consider necessary in connection with the investment in Promissory Notes. I have been given the opportunity to discuss any questions and concerns with the Company.

(d)   I am purchasing Promissory Notes for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Promissory Notes.

(e)   I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Promissory Notes and the Company.

(f)   I have carefully reviewed and understand the risks of investing in the Promissory Notes, including (without limitation) those set forth in the Offering Circular and the terms and conditions of the Promissory Notes. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Promissory Notes to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

(g)   I have been advised that the Promissory Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and the offering of Promissory Notes has been qualified in accordance with Regulation A promulgated under the Act, and will be registered or qualified with all applicable State Securities Law (the “Law”) where the Company is offering and/or selling Promissory Notes.

(h)   All information which I have furnished in this Subscription Agreement concerning myself, my financial position, and my knowledge of financial and business matters is correct, current, and complete.

3. PURCHASER SUITABILITY STANDARDS.  Purchaser represents that either:

(a)    Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(b)   The purchase price listed on this Subscription Agreement, together with any other amounts previously used to purchase Promissory Notes in this Offering, does not exceed ten percent (10%) of the greater of the Purchaser’s annual income or net worth.

Purchaser represents that to the extent it has any questions with respect to its status as an Accredited Investor, or the application of the investment limits, it has sought professional advice.

To qualify as an “Accredited Investor” a Purchaser must meet ONE of the following conditions:

(a) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(c) Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00 (excluding the person’s primary residence);

(f) Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g) Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

(h) Any entity in which all of the equity owners are accredited investors.

4. AGREEMENT TO REFRAIN FROM RESALE. The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Promissory Notes, nor receive any consideration for Promissory Notes from any person, unless and until prior to any such action:

(a)   A registration statement on a form appropriate for the purpose under the Act with respect to the Promissory Notes proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

(b)   All of the following shall have occurred: (i) the Purchaser shall have furnished the Company with a detailed explanation of the proposed disposition, (ii) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Promissory Notes under the Act or qualification of such Promissory Notes under any other securities law, and (iii) counsel for the Company shall have concurred in such opinion and the Company shall have advised the Purchaser in writing of such concurrence.

5. FURTHER REPRESENTATIONS. Purchaser (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement. Purchaser represents and warrants to the Company as follows:

1.         My statements and responses contained in this Subscription Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

2.         I will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement before acceptance by the Company of this subscription.

3.         I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

4.         I am able to bear the economic risk of an investment in the Promissory Notes for an indefinite period of time and understand that an investment in the Promissory Notes is illiquid and may result in a complete loss of such investment.

5.         Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s status as an Accredited Investor (as applicable). Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s status as an Accredited Investor. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

6.        Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s suitability as a non-accredited investor (as applicable). Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation (including but not limited to income tax returns, bank statements, W-2 forms, etc.) reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s financial condition and capability to meet the non-accredited investor suitability standards. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is a qualified investor.

7.         Purchaser agrees and understands that in making this investment, Purchaser: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Promissory Notes; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

6. MISCELLANEOUS.

(a)   CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to its choice of laws rules.

(b)   ENTIRE AGREEMENT: This Subscription Agreement constitutes the entire agreement between the parties and may be amended only by written agreement between all parties.

(c)   TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Subscription Agreement.

(d)   TAXES. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Promissory Notes will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

(e)   DULY AUTHORIZED. If the Purchaser is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Promissory Notes by such entity will not violate any law or agreement by which it is bound.

(f)   PROMISSORY NOTES CONTAIN RESTRICTIVE LEGEND. Any documents or certificates issued to evidence ownership of the Promissory Notes will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Promissory Notes on the books of the Company in violation of such restrictions.

(g)   SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

(h)   INDEMNIFICATION. The Purchaser shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

(i)         Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

(ii)        Any disposition by the Purchaser of any Promissory Notes in violation of this Agreement, the Offering Circular, the terms and conditions of the Promissory Notes or any applicable law; or

(iii)       Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

(i) ELECTRONIC DELIVERY OF INFORMATION. Purchaser and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement, the Operating Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to (i) such communications being diverted to the recipients spam filters by the recipients email service provider, (ii) due to a recipient’s change of address, or (iii) due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to the Purchaser, and if Purchaser desires physical documents then Purchaser agrees to be satisfied by directly and personally printing, at Purchaser’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Purchaser desires.

(j) COUNTERPARTS. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

(k)  DIGITAL SIGNATURES. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include Purchaser signing this Agreement below by typing in Purchaser’s name, with the underlying software recording IP address, browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both Purchaser and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Platform and hosting provider, including backups. Purchaser and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes their respective signatures, acceptance and agreement as if actually signed by each in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of the signature or resulting contract between the Purchaser and the Company. The Purchaser understands and agrees that the e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by the Purchaser. By signing electronically below, the Purchaser agrees that its electronic signature is the legal equivalent of a manual signature on this Subscription Agreement and the Purchaser consents to be legally bound by this Subscription Agreement’s terms and conditions. Alternatively, a Purchaser may opt-out of this provision by printing a copy of this Agreement, signing it manually and returning it to the Company and, if the subscription is accepted, the Company will manually countersign it and return a countersigned copy to the Purchaser via email.

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, Subscriber or its duly authorized representative has executed and delivered this Subscription Agreement by signing or clicking “I Agree” and has delivered the Purchase Price as of the date set forth above.

Name of Subscriber:
Social Security Number or Taxpayer ID Number:
Date:

Purchase Price	$
(enter total Purchase Price in USD)

ADDRESS:

Street

City	State	Zip

Telephone

Email

ACCEPTED AND AGREED TO:

BEAT THE BANK LLC a South Carolina limited liability company

By: _____________________________________
Name: Daniel D’Ambrosio
Title: Manager and CEO